UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 17, 2006

Gateway, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-14500	42-1249184
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7565 Irvine Center Drive, Irvine, CA 92618

(Address of principal executive offices, zip code)

Registrant’s telephone number, including area code: 949-471-7000

None

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

On May 17, 2006, Mr. Paul E. Weaver, accepted the offer of the Board of Directors of Gateway, Inc. (“Gateway”) to serve on Gateway’s Board as a Class II Director, effective July 1, 2006. Mr. Weaver was also named to the Audit Committee and the Corporate Governance & Nominating Committee of the Board, effective July 1, 2006. There is no arrangement or understanding pursuant to which Mr. Weaver was selected as a director, and there are no related party transactions between Gateway and Mr. Weaver reportable under Item 404(a) of Regulation S-K.

In connection with Mr. Weaver joining Gateway’s Board, he will receive on July 3, 2006, the first business day after July 1, 2006, a non-employee director stock option grant under Gateway’s 2000 Equity Incentive Plan to acquire 24,000 shares of Gateway common stock. The option grant price will be set at the New York Stock Exchange closing price for Gateway common stock on July 3, 2006. The option will vest over three years and is otherwise granted on the same terms and conditions as the regular annual grant to non-employee members of Gateway’s Board. In addition, Mr. Weaver will receive unrestricted shares of Gateway common stock having a value equal to $25,000, based on the New York Stock Exchange closing price of Gateway’s common stock on July 3, 2006, which award is made under Gateway’s 2000 Equity Incentive Plan.

A copy of Gateway’s press release announcing Mr. Weaver’s appointment is attached as Exhibit 99 to this current report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

Exhibit Number	Description

99	Press release, dated May 18, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 18, 2006

GATEWAY, INC.

By:	/s/ Michael R. Tyler
Michael R. Tyler Chief Legal and Administrative Officer

EXHIBIT INDEX

Exhibit Number	Description

99	Press release, dated May 18, 2006